As filed with the Securities and Exchange Commission on November 9, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	77-0239383
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)
Granite Construction Incorporated
2009 Employee Stock Purchase Plan
(Full title of the plan)
Terry K. Eller
Vice President, General Counsel and Secretary
Granite Construction Incorporated
585 West Beach Street
Watsonville, California 95076
(Name and address of agent for service)
(831) 724-1011
(Telephone number, including area code of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee
		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered[1]	share[2]	price	registration fee
Common Stock, par value $0.01 per share	2,200,000	$24.32	$53,504,000	$3,815

1	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional securities that may be offered or issued under the Granite Construction Company Incorporated 2009 Employee Stock Purchase Plan pursuant to the anti-dilution provisions contained therein.

2	Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee. The $24.32 price is based upon the average of the high and low prices of the Common Stock on November 2, 2010, as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          In accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 is not filed with this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          Granite Construction Incorporated, a Delaware corporation (the “Company”), hereby incorporates by reference in this registration statement the following documents:
          (a) The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2010;
          (b) The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 4, 2010;
          (c) The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010, filed with the Commission on August 2, 2010;
          (d) The Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2010, filed with the Commission on November 9, 2010;
          (e) The Company’s current reports on Form 8-K filed with the Commission on April 28, 2010, May 12, 2010, May 17, 2010, May 25, 2010, October 26, 2010 and November 9, 2010; and
          (f) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on April 21, 1997, including any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.
Item 4. Description of Securities
          Inapplicable.

Item 5. Interests of Named Experts and Counsel
          Inapplicable.
Item 6. Indemnification of Directors and Officers
          Section 102(b) of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. While this statute does not change a director’s fiduciary duties, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute does not eliminate monetary damages for, and otherwise has no effect on, a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its certificate of incorporation, as amended (the “Certificate of Incorporation”), which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages.
          Section 145 of the DGCL provides for the indemnification of officers, directors, employees and agents of a corporation. The amended bylaws of the Company (the “Bylaws”) provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Bylaws also empower the Company to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by breach of duty or other wrongful act.
          Section 145 of the DGCL, the Bylaws and our indemnification agreements provide for indemnification in terms that may be sufficiently broad to indemnify covered individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
          The foregoing discussion of the Certificate of Incorporation, Bylaws, indemnification agreements and Sections 102(b) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation, Bylaws, the indemnification agreements and the DGCL.

Item 7. Exemption from Registration Claimed
          Inapplicable.
Item 8. Exhibits

4.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1.b to the Company’s Form 10-Q for the quarter ended June 30, 2006, filed with the Commission on August 7, 2006 (File No. 001-12911))

4.2	Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2.c to the Company’s Form 10-K for the year ended December 31, 2009, filed with the Commission on February 26, 2010 (File No. 001-12911))

5	Opinion of Jones Day regarding legality

23.1	Consent of Jones Day (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in signature pages to this registration statement)

99.1	Granite Construction Incorporated 2009 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed with the Commission on March 26, 2010 (File No. 001-12911))
Item 9. Undertakings
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURE
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California, on November 9, 2010.

GRANITE CONSTRUCTION INCORPORATED
By:	/s/ Terry K. Eller
Terry K. Eller
Vice President, General Counsel & Secretary

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of Granite Construction Incorporated, whose signatures appear below, hereby constitute and appoint James H. Roberts and Terry K. Eller, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his or her substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 9, 2010.

Signature	Title

/s/ William H. Powell	Chairman of the Board
William H. Powell

/s/ James H. Roberts	President and Chief Executive Officer
James H. Roberts	(Principal Executive Officer)

/s/ Laurel J. Krzeminski	Vice President and Chief Financial
Laurel J. Krzeminski	Officer (Principal Financial and
Accounting Officer)

/s/ Claes G. Bjork	Director
Claus G. Bjork

/s/ James W. Bradford, Jr.	Director
James W. Bradford, Jr.

/s/ Gary M. Cusumano	Director
Gary M. Cusumano

/s/ William G. Dorey	Director
William G. Dorey

Signature	Title

/s/ David H. Kelsey	Director
David H. Kelsey

/s/ Rebecca A. McDonald	Director
Rebecca A. McDonald

/s/ J. Fernando Niebla	Director
J. Fernando Niebla

/s/ David H. Watts	Director
David H. Watts

EXHIBIT INDEX

4.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1.b to the Company’s Form 10-Q for the quarter ended June 30, 2006, filed with the Commission on August 7, 2006 (File No. 001-12911))

4.2	Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2.c to the Company’s Form 10-K for the year ended December 31, 2009, filed with the Commission on February 26, 2010 (File No. 001-12911))

5	Opinion of Jones Day regarding legality

23.1	Consent of Jones Day (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in signature pages to this registration statement)

99.1	Granite Construction Incorporated 2009 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed with the Commission on March 26, 2010 (File No. 001-12911))